UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2005

NATIONWIDE FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-120428 (Commission File Number)	33-1080880 (IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona (Address of Principal Executive Offices)	85282 (Zip Code)

(480) 820-9766
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         On July 18, 2005, Nationwide Financial Solutions, Inc., a Nevada corporation (the “Company”), entered into a Common Stock Purchase Agreement with Pursuit Capital, LLC (“Pursuit”), pursuant to which it sold to Pursuit 1,250,000 shares of common stock for an aggregate purchase price of $750,000. The Company is obligated to pay William L. Mullins a finder’s fee of 10% of the proceeds in consideration for assisting in the sale of this common stock, pursuant to an agreement entered into by the Company with Mr. Mullins in January 2004 (and amended effective April 1, 2004). Mr. Mullins is the Managing Member of Pursuit. In connection with this issuance, the Company also entered into an Amended and Restated Registration Rights Agreement pursuant to which it granted to Pursuit the registration rights further described under Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities

         As described under Item 1.01 above, on July 18, 2005, the Company sold 1,250,000 shares of common stock, for an aggregate purchase price of $750,000 to Pursuit pursuant to a Common Stock Purchase Agreement.

         Additionally, on June 13, 2005, the Company entered into a Prepayment Agreement pursuant to which it agreed to issue 315,000 shares of common stock to fully prepay three promissory notes issued by the Company in the aggregate principal amount of $240,000.

         For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder, as transactions not involving any public offering.

              The Company entered into an Amended and Restated Registration Rights Agreement in connection with the above issuances of common stock granting the holders the option to include the issued shares in any applicable registration statement filed by the Company on its behalf and/or on behalf of its security holders.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.2.	Common Stock Purchase Agreement, dated July 18, 2005

99.3.	Amended and Restated Registration Rights Agreement, dated July 18, 2005

99.4.	Prepayment Agreement, dated June 13, 2005

99.5.	Amendment Number One to Finder’s Fee Agreement, effective as of April 1, 2004

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005	NATIONWIDE FINANCIAL SOLUTIONS, INC. (Registrant) By: /s/ Darren Dierich —————————————— Darren Dierich Chief Financial Officer